UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 18, 2018

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of June 18, 2018, Pulse Biosciences Inc. (the “Company”) changed its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated June 18, 2018 and attached hereto as Exhibit 2.1 (the “Plan of Conversion”), following approval of the Reincorporation by the Company’s stockholders at the Company’s 2018 Annual Meeting of Stockholders held on May 23, 2018 (the “Annual Meeting”). In connection with the Reincorporation, the Company filed articles of conversion with the State of Nevada attached hereto as Exhibit 3.1 and a certificate of conversion with the State of Delaware attached hereto as Exhibit 3.2 on June 18, 2018.

Upon effectiveness of the Reincorporation, the rights of the Company’s stockholders became governed by the Delaware General Corporation Law, the certificate of incorporation attached hereto as Exhibit 3.3 and the bylaws attached hereto as Exhibit 3.4. The Company’s Delaware specimen common stock certificate is attached hereto as Exhibit 4.1.  As a Delaware corporation following the Reincorporation (“Pulse Delaware”), the Company is deemed to be the same continuing entity as the Nevada corporation prior to the Reincorporation (“Pulse Nevada”). As such, Pulse Delaware continues to possess all of the rights, privileges and powers of Pulse Nevada, subject to Delaware law, all of the properties of Pulse Nevada and all of the debts, liabilities and obligations of Pulse Nevada, including all contractual obligations, and continues with the same name, business, assets, liabilities, headquarters, officers and directors as immediately prior to the Reincorporation.

Upon effectiveness of the Reincorporation, all of the issued and outstanding shares of common stock of Pulse Nevada automatically converted into issued and outstanding shares of common stock of Pulse Delaware without any action on the part of the Company’s stockholder. Furthermore, each outstanding option, restricted stock unit or warrant to purchase a share of Pulse Nevada common stock is deemed to constitute an option or warrant to purchase a share of common stock of Pulse Delaware on the same terms or provisions, of the outstanding option, restricted stock unit or warrant. The common stock of Pulse Delaware will continue to be listed on the Nasdaq Capital Market under the same “PLSE” symbol.

Additional information regarding the Reincorporation and a comparison of the rights of stockholders of Pulse Delaware and Pulse Nevada can be found in the definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 12, 2018 (the “Proxy Statement”).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

Adoption of Form of Indemnification Agreement

On March 14, 2018, subject to stockholder approval, the Company’s Board of Directors (the “Board”) approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into by the Company with the members of the Board, executive officers of the Company and other Board-appointed officers of the Company. The New Indemnification Agreement obligates the Company to indemnify the indemnitee to the fullest extent permitted by Delaware law if the indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any legal matter that relates to the indemnitee’s service to the company, any subsidiary of the Company or any other entity to which the indemnitee provides services at the Company’s request, subject to certain exclusions and procedures set forth therein.

The forgoing description is a summary only, does not purport to be a complete description of the New Indemnification Agreement and is qualified in its entirety by reference to the form of the New Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion, dated June 18, 2018
3.1	Articles of Conversion, as filed with the Nevada Secretary of State of June 18, 2018
3.2	Certificate of Conversion, as filed with the Delaware Secretary of State of June 18, 2018
3.3	Certificate of Incorporation, as filed with the Delaware Secretary of State of June 18, 2018
3.4	Bylaws, dated as of June 18, 2018
4.1	Specimen Common Stock Certificate
10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: June 18, 2018